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EXHIBIT 99.3


                        ACE MARKETING & PROMOTIONS, INC.

                      CLASS B COMMON STOCK PURCHASE WARRANT

         ACE MARKETING & PROMOTIONS, INC. (hereinafter referred to as the "Corporation"), with its principal office located at 457 Rockaway Avenue, Valley Stream, NY 11581, hereby grants to _______________________________________with a mailing address at _____________________ ______________________________
(hereinafter referred to as the "Holder"), the right and option to purchase, upon the terms and conditions hereinafter set forth, _______ shares of the presently authorized but unissued restricted Common Stock of the Corporation at an exercise price of $2.00 per share. The right and option to purchase such shares of stock hereby granted may be exercised in whole or in part (except as limited below) and at any time and from time to time during the period commencing from the date of issuance until 5:00 P.M., New York Time, on January 2, 2008. No fractional shares will be issued upon the exercise of this Warrant.

         This Class B Warrant, or any part thereof, shall be exercised by properly executing the annexed Subscription Form and by mailing the Class B Warrant and the executed Subscription Form to the Chief Executive Officer of the Corporation at the then principal office of the Corporation specifying the number of whole shares to be purchased and accompanied by payment in full of the aggregate warrant price of the number of shares purchased. NO SHARES SHALL BE ISSUED UNTIL FULL PAYMENT THEREFORE SHALL HAVE BEEN MADE BY CASH OR CERTIFIED CHECK AND THE HOLDER SHALL HAVE NONE OF THE RIGHTS OF A SHAREHOLDER OF THE CORPORATION UNTIL SHARES ARE ISSUED AS HEREIN PROVIDED. If, in the opinion of counsel to the Corporation, any law or any regulation of the Securities and Exchange Commission or any other body having jurisdiction shall require the Corporation or the Holder to take any action in connection with the shares being purchased hereunder, then the shares shall not be delivered until the completion of the necessary action.

         This Warrant, and the rights and privileges conferred hereby, shall be exercisable only by the Holder and shall not be assignable or transferable except pursuant to the provisions of the Securities Act of 1933, as amended, and the Rules and Regulations thereunder. This Warrant shall be binding and inure to the benefit of the Corporation and any successor to the Corporation and to the Holder's successors and assigns.

         The Holder, by acceptance hereof, acknowledges and agrees that:

         (a) The Class B Warrant represented by this certificate has not been registered under the Securities Act of 1933. This Class B Warrant has been purchased for investment and not with a view to distribution or resale, and may not be made subject to a security interest, pledged, hypothecated, or otherwise transferred without an effective registration statement for such Class B Warrant under the Securities Act of 1933 or an opinion of counsel for the Corporation that registration is not required under such Act. Any shares issued upon the exercise of this Class B Warrant shall bear the following legend:

"No sale, offer to sell or transfer of the securities represented by the certificate shall be made unless a registration statement under the Federal Securities Act of 1933, as amended, with respect to such securities is then in effect or an exemption from the registration requirement of such Act is then in fact applicable to such transfer."

         (b) Each notice of exercise of any portion of this Class B Warrant must be accompanied by a representation in writing signed by the Holder or Holder's legal representatives, as the case may be, that the shares of Common Stock are being acquired in good faith for investment and not with a view to or for sale in connection with, any resale or distribution thereof.


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         (c) In the event that the Corporation shall, at any time prior to the expiration date of this Class B Warrant and prior to the exercise thereof: (i) declare or pay to the holders of the Common Stock a dividend payable in any kind of shares of stock of the Corporation; or (ii) change or divide or otherwise reclassify its Common Stock into the same or a different number of shares with or without par value, or into shares of any class or classes; or (iii) consolidate or merge with, or transfer its property as an entirety or substantially as an entirety to, any other corporation; or (iv) make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital; then, upon the subsequent exercise of this Class B Warrant, the Holder thereof shall receive for the exercise price, in addition to or in substitution for the share of Common Stock to which it would otherwise be entitled upon such exercise, such additional shares of stock or scrip of the Corporation, or such reclassified shares of stock of the Corporation, or such shares of the securities or property of the Corporation resulting from such consolidation or merger or transfer, or such assets of the Corporation, which it would have been entitled to receive had it exercised this Class B Warrant prior to the happening of any of the foregoing events.

         (d) This Class B Warrant does not confer upon the Holder thereof any right whatsoever as a stockholder of the Corporation. Upon the exercise of this Class B Warrant the subscription form on the back hereof must be duly executed and the accompanying instructions for recording of stock filled in.

Dated:  ____________, 2005                  ACE MARKETING & PROMOTIONS, INC.


                                            By: /s/ Dean Julia
                                                --------------------------
                                                Dean Julia, Vice President


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                                SUBSCRIPTION FORM


         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing __________ of the shares of Common Stock of said Corporation called for thereby and hereby makes payment of $ ______________ in payment of the purchase price thereof. Please issue the shares of stock so purchased in accordance with the instructions given below.


                                   Signature___________________________________


INSTRUCTIONS FOR RECORDING OF STOCK ON THE BOOKS OF THE CORPORATION.


Name_________________________________________________________________
(Please print in block letters your name as it appears on the front of the Warrant.)


Address_________________________________________________________________

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